EXHIBIT 99.1

Unrivaled Brands Reports Second Quarter 2021 Financial Results

Reports Top Line Year Over Year Quarterly Revenue Growth of 131%

SANTA ANA, Calif., Aug. 16, 2021 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) (“Unrivaled” or the “Company”), a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada, today reported its financial results for the quarter ended June 30, 2021.

Frank Knuettel, Chief Executive Officer of Unrivaled Brands stated, “On the operations side, we have continued to make improvements and see gains in our existing operations. With revenues of $6.3 million in the second quarter of 2021, we recorded our largest quarter of revenues since the fourth quarter of 2019, registering quarterly revenue growth of approximately 131% compared to the same period of 2020.

“As part of this revenue growth, we continue to see consistent month over month revenue gains at both of our dispensaries. Since we reopened our Oakland facility in October 2020, we have seen average monthly sales growth of 12.0% per month and in April, recorded the highest revenue month at our Oakland dispensary since February 2020. Similarly, at our San Leandro dispensary, since we reopened in July 2020, we have seen average monthly sales growth of 7.0% per month, and in April, we recorded the highest revenue month at our San Leandro dispensary since December 2019.”

Knuettel continued, “On the other side of the ledger, we continue to review our operations and drive appropriate cost reductions, and at the same time, feel that we have largely cleared out the historical operational excesses.

With the sale of our investment in Hydrofarm, we added approximately $40 million to our balance sheet, without dilution. We previously entered into a definitive agreement to sell our non-operating N. 4th Street property in Las Vegas, which closed after the end of the quarter, netting the Company approximately $825k in early August. In addition, the sale removed ongoing carrying costs associated with its ownership, including the repayment of a $1.6 million mortgage.

I believe our most challenging days now lay behind us and with the now closed merger with Unrivaled Brands, we remain focused on building Unrivaled in a focused and coherent manner, with an eye towards our shareholders. We have been working hard and diligently towards this goal, and while much work remains, I firmly believe the pieces are coming together.”

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Financial Update

•

Our gross profit for the quarter ended June 30, 2021 was approximately $2.3 million, compared to a gross profit of approximately $1.2 million for the quarter ended June 30, 2020, an increase of $1.1 million. Our gross margin for the 2nd quarter of 2021 was approximately 37.3%, compared to approximately 46.1% for the 2nd quarter of 2020.

•

Our Selling, general and administrative expenses for the second quarter of 2021 were approximately $6.2 million, compared to approximately $6.3 million for the second quarter of 2020, a decrease of $91k or 1.4%.

•	We reported a net loss of $4.1 million, or $0.02 per share, for the 2021 fiscal year second quarter; compared to a net loss of $18.2 million, or $0.10 per share for the second quarter of 2020.
•	We had $40.3 million in cash as of June 30, 2021.

The Company will host a conference call at 4:30 p.m. Eastern Time on Monday, August 16, 2021 to discuss its financial results and business highlights.

Interested parties may listen to the call by dialing:

Toll-Free: 1-877-300-8521

Toll / International: 1-412-317-6026

Conference ID: 10159162

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Unrivaled Brands website at www.unrivaledbrands.com

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada. In California, Unrivaled Brands operates three dispensaries, a state-wide distribution network, company-owned brands, and a cultivation facility, and has two additional cultivation facilities and a dispensary under development. In Oregon, we operate a state-wide distribution network and company-owned brands. In Nevada, by way of a joint venture, Unrivaled Brands operates a cultivation and manufacturing facility. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the “Risk Factors” section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except Shares)
	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Current Assets:
Cash	$40,283	$888
Accounts receivable, net	2,202	835
Short Term investments	-	34,045
Inventory	2,590	1,602
Prepaid expenses and other assets	1,038	234
Current assets of discontinued operations	-	2

Total current assets	46,113	37,606

Property, equipment and leasehold improvements, net	31,214	32,480
Intangible assets, net	7,339	7,714
Goodwill	6,171	6,171
Other assets	12,733	13,040
Investments	330	330
Assets of discontinued operations	2,901	2,953

TOTAL ASSETS	$106,801	$100,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$10,550	$8,621
Short-term debt	11,775	8,033
Current liabilities of discontinued operations	14,356	9,768

Total current liabilities	36,681	26,422

Long-term liabilities:
Long-term debt, net of discounts	3,500	6,632
Long-term lease liabilities	7,094	8,082
Long-term liabilities of discontinued operations	-	28
Total long-term liabilities	10,594	14,742

Total liabilities	47,275	41,164

STOCKHOLDERS’ EQUITY:
Common stock, par value 0.001:	258	218

990,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 236,555,408 shares issued and 234,247,000 shares outstanding as of June 30, 2021; 196,512,867 shares issued and 194,204,459 shares outstanding as of December 31, 2020.

Additional paid-in capital	291,026	275,060
Treasury Stock (2,308,408 shares of common stock, 12 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(234,927)	(219,803)

Total Unrivaled Brands Inc. stockholders’ equity	55,549	54,667
Non-controlling interest	3,977	4,463

Total stockholders’ equity	59,526	59,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,801	$100,294

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except for shares and per-share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Total revenues	$6,262	$2,706	$11,375	$6,753
Cost of goods sold	3,924	1,458	6,604	3,181

Gross profit	2,338	1,248	4,771	3,572

Selling, general and administrative expenses	6,188	6,279	20,325	14,820
Impairment of assets	-	4,998	-	10,118
Loss (gain) on sale of assets	6	-	6	(35)

Loss from operations	(3,856)	(10,029)	(15,560)	(21,331)

Other income (expense):
Loss on extinguishment of debt	-	-	(6,161)	-
Interest expense, net	(204)	(454)	(604)	(1,356)
Other income/loss	17	(89)	362	(23)
Gain (loss) on sale of investment	(874)	-	5,337	-

Total other income (expense)	(1,061)	(543)	(1,066)	(1,379)

Loss from continuing operations	(4,917)	(10,572)	(16,626)	(22,710)
Loss from discontinued operations, net of tax	(56)	(7,908)	(43)	(13,143)

NET LOSS	(4,973)	(18,480)	(16,669)	(35,853)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	(868)	(298)	(486)	(341)

NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(4,105)	$(18,182)	$(16,183)	$(35,512)

Loss from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.02)	$(0.06)	$(0.07)	$(0.13)
Net Loss per common share attributable to Unrivaled Brands Inc. common stockholders – basic and diluted	$(0.02)	$(0.10)	$(0.07)	$(0.20)

Weighted-average number of common shares outstanding – basic and diluted	258,897,777	186,068,175	248,066,926	174,781,579

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